Exhibit 99.1

UNITED ONLINE REPORTS RECORD FOURTH-QUARTER

AND FISCAL 2003 RESULTS

Fourth-Quarter Revenues Grow 46% Over Prior-Year Quarter

Pay Subscribers Grow by 142,000 During Quarter to 2.55 Million

WESTLAKE VILLAGE, Calif., July 31, 2003 – United Online, Inc. (Nasdaq: UNTD), a leading provider of value-priced Internet services, today reported results for its fourth quarter and fiscal year ended June 30, 2003.

Summary of June 2003 Quarter Results:

•                  Total revenues for the quarter were a record $79.6 million, up 46% versus $54.4 million for the year-ago quarter.

•                  Total pay subscribers increased by a net 142,000 during the quarter, reaching a record 2.55 million at June 30, 2003.  Total active users(1), including users of the company’s free services, totaled 5.2 million at June 30, 2003.

•                  Approximately 8% of the 2.55 million total pay subscribers at June 30, 2003 were subscribers to the company’s recently launched accelerated dial-up services – NetZero HiSpeed and Juno SpeedBand.

•                  Operating income for the quarter was $10.2 million, or 12.8% of revenues, versus an operating loss of ($3.7) million in the year-ago quarter.

•                  Adjusted operating income before depreciation and amortization(2) for the quarter was $16.2 million, or 20.3% of revenues, an increase of 129% versus adjusted operating income before depreciation and amortization of $7.1 million, or 13.0% of revenues, in the year-ago quarter.

•                  Net income for the quarter was $14.6 million, or $0.32 per share, which included a tax benefit of $4.3 million, or $0.10 per share, related to the recognition of a portion of the company’s deferred tax assets.(3)  Excluding this benefit, net income for the June 2003 quarter was a record $10.3 million, or $0.23 per share, versus a net loss of ($2.7) million, or ($0.07) per share, for the year-ago quarter.

•                  Adjusted net income(4) for the quarter was a record $14.2 million, or $0.31 per share, versus adjusted net income of $4.1 million, or $0.09 per share, for the year-ago quarter.  Adjusted net income is calculated in a manner consistent with the analyst consensus estimate as reported by First Call.

•                  Cash flows from operations were $19.6 million for the quarter, versus $12.6 million for the year-ago quarter.

•                  Free cash flow(5) for the quarter was $18.2 million, versus $12.2 million for the year-ago quarter.

Summary of Fiscal-Year 2003 Results:

•                  Total revenues for fiscal 2003 were a record $277.3 million, up 66% versus $167.5 million for fiscal 2002.

•                  Pay subscribers increased by 840,000, or 49%, during fiscal year 2003.

•                  Operating income for fiscal 2003 was $21.7 million, or 7.8% of revenues, versus an operating loss of ($53.9) million for fiscal 2002.

•                  Adjusted operating income before depreciation and amortization(2) for fiscal 2003 was $50.2 million, or 18.1% of revenues, versus an adjusted operating loss before depreciation and amortization of ($9.9) million for fiscal 2002.

•                  Net income for fiscal year 2003 was $27.8 million, or $0.62 per share, which included a tax benefit of $4.3 million, or $0.10 per share, related to the company’s deferred tax assets.(3)  Excluding this benefit, net income for fiscal 2003 was $23.5 million, or $0.52 per share, versus a net loss of ($47.8) million, or ($1.35) per share, for fiscal 2002.

•                  Adjusted net income(4) for fiscal 2003, excluding the aforementioned tax benefit, was $40.6 million, or $0.91 per share, calculated in a manner consistent with the analyst consensus estimate as reported by First Call.  This compares to an adjusted net loss of ($23.1) million, or ($0.65) per share, for fiscal 2002.

•                  Cash flows from operations was $65.1 million for fiscal 2003, versus a negative ($4.6) million for fiscal 2002.

•                  Free cash flow(5) for fiscal 2003 was $61.1 million, versus a negative ($2.4) million for fiscal 2002.

“We are very pleased to report another outstanding quarter across the board, highlighted by surpassing a milestone of 200,000 NetZero HiSpeed and Juno SpeedBand subscribers by quarter end,” said Mark R. Goldston, chairman, CEO and president of United Online.  “We are also proud to have surpassed 2.5 million pay subscribers in our first full year as a profitable company.  Our 49% pay subscriber growth in the past year demonstrates that consumers want quality Internet services from recognized brands, but they also demand the best value.  We believe that three major areas of focus – quality, brand and value – have been the key drivers of our business and will continue to deliver growth for United Online as the Internet access market evolves.”

“Generating over $61 million of free cash flow in fiscal 2003 is a tremendous achievement and a testament to the focus and operational excellence delivered by all 461 United Online employees worldwide,” said Charles S. Hilliard, United Online’s executive vice president and CFO.  “Key financial metrics for our June 2003 quarter, which include over $700,000 in annualized revenue per average employee and a billable services margin exceeding 68 percent, demonstrate that we continue to make significant progress in meeting our financial objectives.  Given these results and the successful launch of our accelerated dial-up services, we are revising our financial guidance upward for fiscal 2004.”

Additional Highlights of the June 2003 Quarter:

•                  Billable services revenues were $72.4 million in the June 2003 quarter, or 91% of total revenues, an increase of 51% versus $47.9 million, or 88% of total revenues, for the June 2002 quarter.

•                  Billable services margin(6) was 68.2% for the June 2003 quarter, up from 57.0% for the June 2002 quarter.

•                  Annualized revenue per average employee(7) was $701,000 for the June 2003 quarter, up 37% versus $512,000 for the year-ago quarter.

•                  Cash balances at June 30, 2003 quarter were $193.0 million, including cash, cash equivalents, short-term investments and restricted cash.

•                  The company repurchased 187,000 shares of its common stock at an aggregate cost of $3.8 million during the June 2003 quarter.  Since inception of the common stock repurchase program in March 2001, the company has repurchased 1.5 million shares of its common stock at an aggregate cost of $11.3 million.  On July 29, 2003, the company’s Board of Directors extended its stock repurchase program through July 31, 2004, and increased the plan limit to $100 million.

•                  In April 2003, the company launched its accelerated dial-up Internet access services that deliver Web surfing speeds up to five-times faster than traditional dial-up Internet access from any phone jack.  Marketed as NetZero HiSpeed and Juno SpeedBand, these services are offered at $14.95 per month.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this release.  United Online does not intend to revise or update this information and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected.  Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.”  These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Following is the company’s current guidance for the September 2003 quarter and the fiscal year ending June 30, 2004 (in millions):

	Current Sep 2003 Q est.	Current FY 2004 est.	Previous FY 2004 est.
Operating income before depreciation and amortization(2)	$16.5 - $17.5	$74.0 - $79.0	$68.0 - $73.0
Depreciation	1.6	6.6	6.6
Amortization	4.0	15.9	15.9
Operating income	$10.9 - $11.9	$51.5 - $56.5	$45.5 - $50.5

Weighted average diluted shares	45.8 - 46.3	46.5 - 48.0	46.0 - 48.0

•                  Total revenues for the September 2003 quarter are estimated to be between $83 million and $85 million.

•                  Billable services margin(6) in the September 2003 quarter is projected to be approximately equal to the 68.2% margin achieved in the June 2003 quarter.

•                  The effective tax rate for fiscal 2004 financial reporting purposes is expected to increase to approximately 40.5%.  Given the company’s tax net operating loss carryforwards, actual cash taxes paid for fiscal 2004 are estimated to be significantly less than the income tax expense reported on the company’s financial statements.

•                  The company estimates that pay subscribers will increase to between 2.9 million and 3.1 million by June 30, 2004.

(1) Active users are defined as all free users that logged on to our services at least once during the preceding 31 days, together with all subscribers to a billable service.

(2) Adjusted operating income (loss) before depreciation and amortization is defined as operating income (loss) before depreciation, amortization, stock-based charges and restructuring and merger-related costs.  Management believes that because operating income (loss) before depreciation and amortization and adjusted operating income (loss) before depreciation and amortization exclude certain items that either do not impact the company’s cash flows or which management believes are not reflective of the company’s core operating results over time, these measures provide investors with additional useful information to measure the company’s performance, particularly with respect to changes in performance from period to period, and to assess the company’s ability to make capital expenditures, fund working capital requirements, incur and repay indebtedness, and fund strategic initiatives.  Management also uses operating income (loss) before depreciation and amortization and adjusted operating income (loss) before depreciation and amortization for these purposes, as well as to allocate resources in managing the company’s business.  Operating income (loss) before depreciation and amortization and adjusted operating income (loss) before depreciation and amortization are not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.   Reconciliations to the most directly comparable GAAP financial measure are provided in the tables that follow this text.

(3) The company has potential future tax benefits, or deferred tax assets, associated with historical net operating losses that, because they were fully reserved by a valuation allowance, were not previously reported on its balance sheet.  In the June 2003 quarter, the company released a portion of the valuation allowance, which has resulted in (i) the recognition of a portion of its net deferred tax assets on its balance sheet at June 30, 2003, (ii) the recording of a tax benefit on its income statement in the June 2003 quarter, and (iii) an increase in its estimated effective tax rate in fiscal 2004 to approximately 40.5%.  It is reasonably possible that the company will release all, or a portion, of the remaining valuation allowance in the near term. Any such release would result in recording a tax benefit that would increase net income in the period the allowance was released.  Neither the tax benefit from the current release, or any future release, nor the increase in the estimated effective tax rate in fiscal 2004 have impacted, or will impact, the amount of cash paid for income taxes.

(4) Adjusted net income (loss) is defined as net income (loss) before the after-tax effect of amortization of intangible assets, stock-based charges, restructuring and merger-related costs, other income, and in the June 2003 quarter the tax benefit related to the recognition of a portion of the company’s deferred tax assets.  Management believes that adjusted net income (loss) provides investors with additional useful information to measure the company’s financial performance, particularly from period to period, exclusive of certain non-cash expenses and other items which management believes are not reflective of the company’s core operating results over time.  Management also uses adjusted net income (loss) for these purposes.  Adjusted net income (loss) is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Reconciliations to the most directly comparable GAAP financial measure are provided in the tables that follow this text.

(5) Free cash flow is defined as net cash provided by (used for) operating activities before cash paid for restructuring and merger-related costs, less capital expenditures.  Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets, and excludes the cash impact of items which management believes are not reflective of the company’s core operating results over time.  This measure is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, effecting potential acquisitions, strengthening the balance sheet, and effecting share repurchases.  Free cash flow is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.   Reconciliations to the most directly comparable GAAP financial measure are provided in the tables that follow this text.

(6) Billable services margin represents billable services revenues less cost of billable services divided by billable services revenues.

(7) Annualized revenue per average employee represents annualized total revenues for the period divided by the average number of employees during that period.

About United Online

United Online, Inc. (Nasdaq: UNTD) is a leading provider of value-priced Internet services through its NetZero, Juno and BlueLight Internet consumer brands.  The company’s standard services are offered at less than half the standard monthly prices of its major competitors and are available in more than 6,500 cities across the United States and in Canada.  At June 30, 2003, United Online had approximately 461 employees worldwide.  The company is headquartered in Westlake Village, CA, with offices in New York City, San Francisco and Hyderabad, India.  For more information about United Online and its Internet access services, please visit www.untd.com.

United Online will be hosting a conference call today at 8:00AM PDT (11:00AM EDT) to discuss its quarterly results.  A live Web cast of the call can be accessed on the Investors section of the company’s Web site at www.untd.com.  A recording of the call will be available on the site for seven days.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Statements containing words such as “guidance,” “may,” “believe,” “will,” “expect,” “project” and “estimate” or similar expressions constitute forward-looking statements.  These statements include, without limitation, guidance for future financial performance; growth in billable subscribers; weighted average diluted shares; depreciation and amortization; and future tax rates and benefits.  Actual results may differ materially from those predicted and reported results should not be considered an indication of future performance.  Potential risks and uncertainties include, among others: the effect of competition, including adoption of broadband services and changes in pricing by our competitors; the company’s inability to retain its existing subscribers; and the rate at which new subscribers sign up for the company’s services; changes in the projected number of weighted average diluted shares due to stock issuances, stock repurchases, fluctuations in the company’s stock price or other factors; changes in the projected amortization and depreciation figures due to capital spending or other factors; unanticipated usage by subscribers, additional telecommunications costs or other factors negatively impacting our billable services margin; changes in our free user base; the company’s inability to realize the benefits of its deferred tax assets; the company’s inability to maintain its agreements with telecommunications providers on attractive terms; problems associated with the company’s billing systems; the company’s inability to retain key customers and key personnel;

unanticipated technological problems or developments; risks associated with litigation; and unanticipated governmental regulation. More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including without limitation information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

- TABLES TO FOLLOW -

Investor Contact:

Brent Zimmerman

United Online, Inc.

805-418-2350

investor@untd.com

Press Contacts:

Liz Gengl

United Online, Inc.

805-418-2076

pr@untd.com

Peter Delgrosso

United Online, Inc.

805-418-2388

pr@untd.com

UNITED ONLINE, INC.

Condensed Consolidated Balance Sheets

	June 30, 2003	June 30, 2002

ASSETS
Cash, cash equivalents and short-term investments	$192,228	$139,355
Restricted cash	811	6,185
Accounts receivable, net	12,420	7,977
Deferred tax assets, net	8,056	—
Property and equipment, net	11,535	16,500
Goodwill and intangible assets, net	49,595	58,119
Other assets	6,031	5,457
Total assets	$280,676	$233,593

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$23,041	$21,575
Accrued liabilities	17,073	11,212
Deferred revenue	23,616	18,815
Capital leases	34	3,205
Total liabilities	63,764	54,807

Stockholders’ equity	216,912	178,786

Total liabilities and stockholders’ equity	$280,676	$233,593

UNITED ONLINE, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2003	2002	2003	2002
	(unaudited)	(unaudited)
Revenues:
Billable services	$72,412	$47,888	$247,790	$141,005
Advertising and commerce	7,196	6,561	29,505	26,510
Total revenues	79,608	54,449	277,295	167,515

Operating expenses:
Cost of billable services	23,011	20,612	89,293	74,227
Cost of free services	2,572	4,365	12,603	33,129
Sales and marketing	26,470	14,644	86,623	40,220
Product development	5,429	6,320	23,054	24,779
General and administrative	7,939	6,433	27,805	30,722
Restructuring charges	—	1,113	(215)	4,228
Amortization of intangible assets	3,964	4,685	16,411	14,156
Total operating expenses	69,385	58,172	255,574	221,461

Operating income (loss)	10,223	(3,723)	21,721	(53,946)

Interest income, net	1,124	1,044	4,290	5,070
Other income, net	—	—	—	1,066

Income (loss) before income taxes	11,347	(2,679)	26,011	(47,810)

Provision (benefit) for income taxes	(3,247)	—	(1,781)	—

Net income (loss)	$14,594	$(2,679)	$27,792	$(47,810)

Basic net income (loss) per share	$0.35	$(0.07)	$0.68	$(1.35)
Diluted net income (loss) per share	$0.32	$(0.07)	$0.62	$(1.35)

Shares used to calculate basic income (loss) per share	41,944	39,738	41,125	35,539
Shares used to calculate diluted income (loss) per share	45,551	39,738	44,716	35,539
Shares outstanding at end of period	42,473	40,567	42,473	40,567

UNITED ONLINE, INC.

Condensed Consolidated Cash Flow Statements

(in thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2003	2002	2003	2002
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$14,594	$(2,679)	$27,792	$(47,810)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and stock-based charges	5,932	9,392	27,667	38,832
Deferred taxes and other	(3,020)	802	(2,006)	373
Change in operating assets and liabilities (excluding the effects of acquisitions):
Restricted cash	—	223	5,374	9,592
Accounts receivable	(490)	582	(2,832)	3,730
Other assets	1,514	3,885	(1,324)	6,948
Accounts payable and accrued liabilities	1,323	(2,943)	6,678	(20,103)
Deferred revenue	(286)	3,351	3,757	3,885
Net cash provided by (used for) operating activities	19,567	12,613	65,106	(4,553)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(5,079)	(50,439)	(45,522)	(97,026)
Proceeds from maturities of short-term investments	8,400	9,735	38,600	58,491
Purchases of property and equipment	(1,326)	(594)	(5,983)	(1,465)
Proceeds from sale of cost-basis investment	750	—	750	—
Cash paid for acquisitions, net of cash acquired	—	—	(8,388)	32,496
Purchases of patent rights	—	—	—	(18)
Proceeds from sales of assets	—	(351)	—	1,011
Net cash provided by (used for) investing activities	2,745	(41,649)	(20,543)	(6,511)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable and capital leases	(64)	(1,247)	(2,968)	(7,340)
Repayments of notes receivable	1,587	6	1,653	6
Proceeds from employee stock purchase plan	1,019	405	1,862	516
Common stock repurchases	(3,797)	(50)	(7,777)	(3,592)
Proceeds from exercises of stock options	3,018	1,699	6,962	2,930
Net cash provided by (used for) financing activities	1,763	813	(268)	(7,480)
Change in cash and cash equivalents	24,075	(28,223)	44,295	(18,544)
Cash and cash equivalents, beginning of period	61,763	69,766	41,543	60,087
Cash and cash equivalents, end of period	$85,838	$41,543	$85,838	$41,543

UNITED ONLINE, INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income (4)

(in thousands, except per-share data)

	Three Months Ended June 30, 2003				Three Months Ended June 30, 2002
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted

Revenues:
Billable services	$72,412	$—		$72,412	$47,888	$—		$47,888
Advertising and commerce	7,196	—		7,196	6,561	—		6,561
Total revenues	79,608	—		79,608	54,449	—		54,449
Operating expenses:
Cost of billable services	23,011	(1	)(a)	23,010	20,612	(41	)(a)	20,571
Cost of free services	2,572	—		2,572	4,365	—		4,365
Sales and marketing	26,470	(3	)(a)	26,467	14,644	(39	)(a)	14,605
Product development	5,429	(1	)(a)	5,428	6,320	(814	)(a)	5,506
General and administrative	7,939	(9	)(a)	7,930	6,433	(47	)(a)	6,386
Restructuring charges	—	—		—	1,113	(1,113	)(b)	—
Amortization of intangible assets	3,964	(3,964	)(c)	—	4,685	(4,685	)(c)	—
Total operating expenses	69,385	(3,978)		65,407	58,172	(6,739)		51,433

Operating income (loss)	10,223	3,978		14,201	(3,723)	6,739		3,016

Interest income, net	1,124	—		1,124	1,044	—		1,044

Income (loss) before income taxes	11,347	3,978		15,325	(2,679)	6,739		4,060

Provision (benefit) for income taxes	(3,247)	4,384	(d)	1,137	—	—		—
Net income (loss)	$14,594	$(406)		$14,188	$(2,679)	$6,739		$4,060

Basic net income (loss) per share	$0.35			$0.34	$(0.07)			$0.10
Diluted net income (loss) per share	$0.32			$0.31	$(0.07)			$0.09

Shares used to calculate basic income (loss) per share	41,944			41,944	39,738			39,738
Shares used to calculate diluted income (loss) per share	45,551			45,551	39,738			45,030
Shares outstanding at end of period	42,473			42,473	40,567			40,567

(a)          Elimination of stock-based charges of $14 in 2003 and stock-based charges and merger-related charges of $656 and $285 in 2002.

(b)         Elimination of restructuring charges.

(c)          Elimination of amortization of intangible assets.

(d)         Elimination of benefit recognized for deferred tax assets and income tax effect of adjusting entries.

UNITED ONLINE, INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) (4)

(in thousands, except per-share data)

	Fiscal Year Ended June 30, 2003				Fiscal Year Ended June 30, 2002
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted

Revenues:
Billable services	$247,790	$—		$247,790	$141,005	$—		$141,005
Advertising and commerce	29,505	—		29,505	26,510	—		26,510
Total revenues	277,295	—		277,295	167,515	—		167,515
Operating expenses:
Cost of billable services	89,293	(118	)(a)	89,175	74,227	(193	)(a)	74,034
Cost of free services	12,603	—		12,603	33,129	(72	)(a)	33,057
Sales and marketing	86,623	(113	)(a)	86,510	40,220	(659	)(a)	39,561
Product development	23,054	(623	)(a)	22,431	24,779	(2,360	)(a)	22,419
General and administrative	27,805	(280	)(a)	27,525	30,722	(4,149	)(a)	26,573
Restructuring charges	(215)	215	(b)	—	4,228	(4,228	)(b)	—
Amortization of intangible assets	16,411	(16,411	)(c)	—	14,156	(14,156	)(c)	—
Total operating expenses	255,574	(17,330)		238,244	221,461	(25,817)		195,644

Operating income (loss)	21,721	17,330		39,051	(53,946)	25,817		(28,129)

Interest income, net	4,290	—		4,290	5,070	—		5,070
Other income, net	—	—		—	1,066	(1,066	)(e)	—

Income (loss) before income taxes	26,011	17,330		43,341	(47,810)	24,751		(23,059)

Provision (benefit) for income taxes	(1,781)	4,524	(d)	2,743	—	—		—

Net income (loss)	$27,792	$12,806		$40,598	$(47,810)	$24,751		$(23,059)

Basic net income (loss) per share	$0.68			$0.99	$(1.35)			$(0.65)
Diluted net income (loss) per share	$0.62			$0.91	$(1.35)			$(0.65)

Shares used to calculate basic income (loss) per share	41,125			41,125	35,539			35,539
Shares used to calculate diluted income (loss) per share	44,716			44,716	35,539			35,539
Shares outstanding at end of period	42,473			42,473	40,567			40,567

(a)  Elimination of stock-based charges of $107 and $6,417 and merger-related charges of $1,027 and $1,016, in 2003 and 2002, respectively.

(b)  Elimination of restructuring charges.

(c)  Elimination of amortization of intangible assets.

(d)  Elimination of benefit recognized for deferred tax assets and income tax effect of adjusting entries.

(e)  Elimination of other income, net.

UNITED ONLINE, INC.

Reconciliation of Non-GAAP Financial Data

(in thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2003	2002	2003	2002
Adjusted Operating Income (Loss) Before Depreciation and Amortization (2)
Operating income (loss)	$10,223	$(3,723)	$21,721	$(53,946)
Depreciation	1,954	4,051	11,149	18,259
Amortization	3,964	4,685	16,411	14,156
Operating income (loss) before depreciation and amortization	16,141	5,013	49,281	(21,531)
Stock-based charges	14	656	107	6,417
Restructuring and merger-related charges (a)	—	1,398	812	5,244
Adjusted operating income (loss) before depreciation and amortization	$16,155	$7,067	$50,200	$(9,870)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2003	2002	2003	2002
Free Cash Flow (5):
Net cash provided by (used for) operating activities	$19,567	$12,613	$65,106	$(4,553)
Add (deduct):
Cash paid for restructuring and merger-related charges (a)	—	224	1,959	3,651
Capital expenditures	(1,326)	(594)	(5,983)	(1,465)
Free cash flow	$18,241	$12,243	$61,082	$(2,367)

(a) Represents restructuring and merger-related costs incurred in connection with the merger of Juno and NetZero and the acquisition of certain assets of BlueLight.com.  These costs are primarily attributable to stay bonuses, contract termination fees, write-off of leasehold improvements and employee severance payments.

UNITED ONLINE, INC.

Selected Historical Financial Data and Key Metrics (a)

(in thousands, except per share amounts, number of employees and where noted)

	Jun. 30, 2003	Mar. 31, 2003	Dec. 31, 2002	Sep. 30, 2002	Jun. 30, 2002
Total revenues	$79,608	$73,819	$65,800	$58,068	$54,449
Net income (loss)	$14,594	$6,962	$4,711	$1,525	$(2,679)
Net income (loss) per diluted share	$0.32	$0.15	$0.11	$0.03	$(0.07)
Billable subscribers	2,547	2,405	2,176	1,848	1,707
Active users (in millions)(1)	5.2	5.2	5.0	4.8	4.8
Number of employees at end of period	461	447	444	420	420
Annualized revenue per average employee (7)	$701	$663	$609	$553	$512

(a)  More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.